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                                                                 Exhibit (a)(31)

[CREDIT SUISSE/FIRST BOSTON LOGO]
                                     CREDIT SUISSE FIRST BOSTON CORPORATION

                               Eleven Madison Avenue    Telephone (212) 325-2000
                           New York, NY 10010-3829
                               SUPPLEMENT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                               ALLIED GROUP, INC.
                                       AT

                              $48.25 NET PER SHARE

                                       BY

                    NATIONWIDE GROUP ACQUISITION CORPORATION
                          A WHOLLY OWNED SUBSIDIARY OF

                      NATIONWIDE MUTUAL INSURANCE COMPANY

      THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, AUGUST 31, 1998, UNLESS THE OFFER IS EXTENDED.

                                                                   June 10, 1998

To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

     We have been appointed by Nationwide Group Acquisition Corporation ("Purchaser"), an Ohio corporation and a wholly owned subsidiary of Nationwide Mutual Insurance Company, an Ohio mutual insurance company ("Parent"), to act as Dealer Manager in connection with Purchaser's offer to purchase all outstanding shares of common stock, no par value (the "Common Shares"), of Allied Group Inc., an Iowa corporation (the "Company"), at a price of $48.25 per Common Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase dated May 19, 1998 (the "Offer to Purchase"), the Supplement thereto dated June 10, 1998 (the "Supplement") and the revised Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") enclosed herewith. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Common Shares registered in your name or in the name of your nominee.

     THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (1) THERE BEING VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER THAT NUMBER OF COMMON SHARES WHICH REPRESENT A MAJORITY OF THE COMMON SHARES OF THE COMPANY OUTSTANDING ON A FULLY DILUTED BASIS (THE "MINIMUM CONDITION"); AND (2) PARENT AND PURCHASER HAVING OBTAINED ALL INSURANCE REGULATORY APPROVALS NECESSARY FOR THEIR ACQUISITION OF CONTROL OF THE COMPANY AND ITS INSURANCE SUBSIDIARIES ON TERMS AND CONDITIONS SATISFACTORY TO PURCHASER AND SUCH REGULATORY APPROVAL HAVING BECOME FINAL AND NON-APPEALABLE (THE "INSURANCE REGULATORY APPROVAL CONDITION"). THE OFFER IS ALSO SUBJECT TO CERTAIN OTHER TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE AS SUPPLEMENTED BY THE SUPPLEMENT, HOWEVER, THE OFFER IS NOT CONDITIONED UPON PURCHASER OBTAINING FINANCING.
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     For your information and for forwarding to your clients for whom you hold
Common Shares registered in your name or in the name of your nominee, or who hold Common Shares registered in their own names, we are enclosing the following documents:

          1. The Supplement dated June 10, 1998;

          2. The revised Letter of Transmittal for your use and for the information of your clients. Facsimile copies of the revised Letter of Transmittal may be used to tender Common Shares;

          3. The revised Notice of Guaranteed Delivery to be used to accept the Offer if a shareholder's certificates evidencing such shareholder's Common Shares and all other required documents are not immediately available or cannot be delivered to ChaseMellon Shareholder Services, L.L.C. (the "Depositary") by the Expiration Date (as defined in Section 1 of the Supplement) or if the procedure for book-entry transfer cannot be completed on a timely basis;

          4. A printed form of a letter which may be sent to your clients for whose accounts you hold Common Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer; and

          5. The guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, AUGUST 31, 1998, UNLESS THE OFFER IS EXTENDED.

     Your attention is invited to the following:

          1. The tender price is $48.25 per Common Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

          2. The Offer is being made for all outstanding Common Shares.

          3. The Offer and withdrawal rights will expire at 5:00 P.M. midnight, New York City time, on Monday, August 31, 1998, unless the Offer is extended.

          4. The Offer is conditioned upon, among other things, the Minimum Condition and the Insurance Regulatory Approval Condition. The Offer is also subject to certain other terms and conditions set forth in the Offer to Purchase as supplemented by the Supplement, however, the Offer is not conditioned upon Purchaser obtaining financing.

          5. Except as otherwise provided in Instruction 6 of the revised Letter of Transmittal, tendering shareholders will not be obligated to pay stock transfer taxes with respect to the purchase of Common Shares by Purchaser pursuant to the Offer. However, backup federal income tax withholding at a rate of 31% may be required, unless an exemption applies or unless the required taxpayer identification information is provided. See Instruction 10 of, and "Important Tax Information" in, the revised Letter of Transmittal.

          6. In all cases, payment for Common Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of certificates evidencing such Common Shares (or a confirmation of a book-entry transfer of such Common Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase)), a Letter of Transmittal or revised Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal or revised Letter of Transmittal. See "Procedures for Tendering Common Shares" of the Offer to Purchase as supplemented by Section 2 of the Supplement.
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     If holders of Common Shares wish to tender, but it is impracticable for them to forward their certificates evidencing such Common Shares or other required documents prior to the Expiration Date or, if applicable, to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedure described in "Procedures for Tendering Common Shares" of the Offer to Purchase as supplemented by Section 2 of the Supplement.

     Purchaser will not pay any fees or commissions to any broker, dealer or other person (other than the Dealer Manager, the Depositary and the Information Agent as described in the Offer to Purchase as supplemented by the Supplement) in connection with the solicitation of tenders of Common Shares pursuant to the Offer. However, Purchaser will reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. Purchaser will pay or cause to be paid any stock transfer taxes payable with respect to the transfer of Common Shares to it, except as otherwise provided in Instruction 6 of the revised Letter of Transmittal.

     Any inquiries you may have with respect to the Offer should be addressed to Credit Suisse First Boston Corporation, the Dealer Manager, or Georgeson & Company Inc., the Information Agent, at their respective addresses and telephone numbers set forth on the back cover page of the Offer to Purchase and the Supplement.

     Additional copies of the enclosed material may be obtained from the Information Agent or the Dealer Manager at their respective addresses and telephone numbers set forth on the back cover page of the Offer to Purchase and the Supplement.

                                            Very truly yours,

                                            Credit Suisse First Boston
                                            Corporation

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE PARENT, THE PURCHASER, THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY, OR OF ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.